Exhibit 99.2

JENQUEST, INC.

dba INSURANCE DATA SERVICES

Financial Statements

DECEMBER 31, 2006

JENQUEST, INC.

dba INSURANCE DATA SERVICES

DECEMBER 31, 2006

TABLE OF CONTENTS

PAGE

Independent’s auditor’s report	1

Financial Statements:

Balance Sheets	2 – 3

Statements of income and retained earnings	4

Statement of cash flows	5

Notes to financial statements	6 - 14

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

Jenquest, Inc. dba Insurance Data Services

Hemet, California

We have audited the accompanying balance sheet of Jenquest, Inc. dba Insurance Data Services (the “Company”) as of December 3l, 2006, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2006, and the results of its operations and its cash flows for the year ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

January 11, 2008

JENQUEST, INC.

dba INSURANCE DATA SERVICES

BALANCE SHEET

December 31, 2006

ASSETS

CURRENT ASSETS:
Cash	$213,929
Accounts receivable	225,706
Other receivables	1,410
Prepaid expenses	31,482

TOTAL CURRENT ASSETS	472,527

PROPERTY & EQUIPMENT:
Computer equipment	662,225
Furniture and fixtures	84,818
Office equipment	132,628
Leasehold improvements	81,345
961,016

Less: Accumulated Depreciation	(672,235)

PROPERTY & EQUIPMENT, NET	288,781

OTHER ASSETS:
Deposits	13,607

TOTAL ASSETS	$774,915

See report of independent accountants and accompanying notes to financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITES
Accounts payable	$70,772
Accrued expenses	6,437
Deposit	49,000
Income taxes payable	20,263
Customer deposit	49,000
Line of credit	400,000
Due to stockholders	225,853
Note payable – treasury stock	100,000
Capital lease payable	18,395
Deferred revenue	46,084
Deferred income taxes	38,000

TOTAL CURRENT LIABILITIES	974,804

LONG-TERM LIABILITIES
Deferred income taxes	21,000

TOTAL LIABILITIES	$995,804

STOCKHOLDERS’ DEFICIT
Series A voting common stock – No par value; 10,000,000 shares authorized, 8,306,000 shares issued, 6,759,000 shares outstanding at December 31, 2006; Series B Non voting common stock – No par value; 10,000,000 shares authorized, 4,157,413 shares issued, 4,103,626 shares outstanding at December 31, 2006	24,897
Treasury stock, at cost	(575,543)
Retained earnings	329,757

TOTAL STOCKHOLDERS’ DEFICIT	(220,889)

TOTAL LIABILITES AND STOCKHOLDERS’ DEFICIT	$774,915

See report of independent accountants and accompanying notes to financial statements.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

STATEMENT OF INCOME AND RETAINED EARNINGS

YEAR ENDED DECEMBER 31, 2006

NET SALES	$5,557,515

OPERATING EXPENSES	5,493,290

OPERATING INCOME	64,225

OTHER INCOME
Interest income	5,484
Interest expense	(18,859)
Write down of intangible assets	(24,328)

TOTAL OTHER INCOME (EXPENSE)	(37,703)

NET INCOME BEFORE TAXES	26,522

PROVISION FOR INCOME TAXES	10,733

NET INCOME	15,789

RETAINED EARNINGS, BEGINNING BALANCE	313,968

RETAINED EARNINGS, ENDING BALANCE	$329,757

See report of independent accountants and accompanying notes to financial statements.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,789
Adjustments to reconcile net income to net cash provided by operatin activities:
Depreciation	142,251
Writedown of intangible asset	24,328
Issuance of common stock	4,587
(Increase) decrease in:
Accounts receivable, net	241,148
Other receivables	(635)
Prepaid expenses	15,402
Deferred tax asset	(2,263)
Increase (decrease) in:
Accounts payable	14,649
Accrued expenses	117
Deposit	49,000
Income taxes payable	20,263
Deferred revenue	(155,066)
Deferred income taxes	(13,000)

NET CASH PROVIDED BY OPERATING ACTIVITES	358,833

CASH FLOWS FROM INVESTING ACTIVITES:
Cash paid for the purchase of equipment	123,504

NET CASH USED IN INVESTING ACTIVITES	123,504

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings of line of credit	200,000
Net payments to stockholders	(80,889)
Purchase of treasury stock	(220,269)
Principal payments of long-term debt	(23,291)

NET CASH USED IN FINANCING ACTIVITES	(124,449)

NET INCREASE IN CASH	110,880

CASH AND EQUIVALENTS, BEGINNING	103,049

CASH AND EQUIVALENTS, ENDING	$213,929

See Note L for supplemental cash flow information

See report of independent accountants and accompanying notes to financial statements.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006

Note A

Summary of Significant Accounting Policies

Organization

Jenquest, Inc. (the Company), was formed in 1996 as a California Corporation and provides insurance certificate tracking services for companies throughout North America.  Primary offices are located in Hemet, California; and offsite data backup and storage facilities are located throughout the western United States.

Basis of Accounting

The Company uses the accrual method of accounting for financial statement reporting purposes, whereby revenue is recognized as earned and expenses are recognized as incurred.  The Company files its tax return on the cash method of accounting, whereby revenue is recognized when received and expenses are recognized when paid.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions.  The balances, at times, may exceed federally insured limits.  The Company has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable

The Company evaluates customer credit on an individual basis to help ensure that terms are only extended to creditworthy accounts.  Credit is unsecured.  The Company considers accounts receivable to fully collectible; accordingly, no allowance for doubtful accounts has been established.

Property and Equipment and Related Depreciation

Property and equipment are stated at acquired cost less accumulated depreciation and amortization.  Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the expected life of the improvements or the remaining lease term.  Repairs and maintenance are charged to expense as incurred, and major improvements that extend the life of the asset are capitalized and amortized over the expected life of the improvement.

Goodwill and Indefinite Life Assets

The Company conducts annual testing of its goodwill and indefinite life assets during the fiscal year. In addition, an intangible asset that is not subject to amortization will be tested for impairment more frequently if events or changes in circumstances indicate that the asset may be impaired.  During the year ending December 31, 2006 the Company wrote down the goodwill related to a business acquisition recorded during 1996.  It was determined that the goodwill was impaired and written down to its net realizable value of $-0-.

Advertising

The Company expenses all advertising costs as incurred.  Advertising expense was $12,524 in 2006.

Revenue Recognition

Service fees are generally billed and paid to the Company on a monthly basis.  Certain customers pay services fees in advance, such as on a quarterly or annual basis.  Service fees paid in advance are recognized monthly over the applicable terms of the contract. The unearned portion of the service fees are recorded as deferred revenue until such time the services are provided at which point the fees are amortized and recorded as income.

Installment and other fees are recognized in the periods the services are rendered.

Accounting Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates regarding various financial matters.  As with any estimate, actual amounts incurred may differ from the estimates used in the preparation of these financial statements.

Income Taxes

Deferred tax assets and liabilities are provided using the asset and liability method for temporary differences between financial and tax reporting bases using the enacted tax rates in effect for the period in which the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that we believe are more likely than not realizable.

Recent Accounting Pronouncements

FASB Statement No. 157 (September 2006), Fair Value Measurements - This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  The changes to current practice resulting from the application of this statement relate to the definition of fair value.  This statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement.  Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  This statement is effective for fiscal years beginning after November 15, 2007. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial statements.

FASB Interpretation No.48 (July 2006) Accounting for Uncertainty in Income Taxes of FASB Statement 109 - This interpretation is effective for fiscal years beginning after December 15, 2006.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109, Accounting for Income Taxes.  FIN 48 requires that all tax positions be evaluated using a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Differences between tax positions taken in a tax return and amounts recognized in the financial statements are recorded as adjustments to income taxes payable or receivable, or adjustments to deferred taxes, or both.  FIN 48 also requires expanded disclosure at the end of each annual reporting period including a tabular reconciliation or unrecognized tax benefits. In accordance with FIN 48, the Company will report the difference between the net amount of assets and liabilities recognized in the balance sheet prior to and after the application of FIN No. 48 as a cumulative effect adjustment to the opening balance of retained earnings.  The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial statements.

FASB Statement No. 159 (February 2007), Fair Value Options for Financial Assets and Financial Liabilities - This statement permits an entity to measure certain financial assets and financial liabilities at fair value.  The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions.  Under SFAS 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option election is irrevocable, unless a new election date occurs.  SFAS 159 establishes presentation and disclosure requirement to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards.  Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet.  This statement is effective for fiscal years beginning after November 15, 2007.  The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial statements.

Note B

Line Of Credit

The Company has a line of credit agreement with a bank that provides for maximum borrowings of $400,000.  The balance outstanding under the line of credit was $400,000 at December 31, 2006.  Interest is payable monthly at a rate of prime plus 0.5%.  The rate was 8.75% at December 31, 2006.  The line is collateralized by substantially all assets of the Company and a personal guarantee by two of the stockholders.  The line of credit has a maturity date of December 12, 2007 but was paid in full as of November 2007.

Note C

Capital Lease

In August 2002, the Company entered into a five year capital lease for office equipment. The Company is financing the acquisition of the assets through the lease, and accordingly, it is recorded in the Company’s assets and liabilities.  The following is an analysis of the leased assets included in property and equipment:

2006

Phone system	$102,363

Less accumulated depreciation	(63,366)
$38,997

The lease agreement contains a bargain purchase option at the end of the lease term. Depreciation expense related to the capital lease is included in current year depreciation expense.  The Company intends to exercise its option to purchase the equipment for $1. The lease calls for monthly payments of $2,095, has an effective rate of 6.1%, and expires August 2007.

At December 31, 2006, total future minimum payments in connection with the capital lease amounted to $18,853.  Of this amount, $459 represents interest with a present value of minimum capital lease payments amounting to $18,395.

Note D

Note Payable

During 2006, the Company agreed to repurchase the stock of a previous stockholder for $220,000.  The Company has paid $120,000 during the current year.  The remaining balance of $100,000 is expected to be paid within a year and has been recorded as a short term note payable at December 31, 2006.  The loan is non-collateralized and bears no interest.

Note E

Related Party Transactions

During 2006, the stockholders advanced $225,853 to the Company for short-term cash flow needs.  The loans are not collateralized and are intended to be fully repaid within one year at an interest rate of 10%.

Note F

Commitments

The Company has entered into various non-cancelable operating leases for office space that expire at varying dates up to the year 2012.

Rental expense in connection with these operating leases amounted to $136,561 in 2006.

Future commitments under the leases are as follows:

Year ending December 31,

2007	$148,242
2008	137,879
2009	62,872
2010	11,000
2011	11,400
Thereafter	3,800

Total	$375,193

Note G

Employee Benefit Plan

The Company has a qualified 401(k) plan that covers substantially all employees meeting certain eligibility requirements.  Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 401(k) of the Internal Revenue Code.  At the Company’s discretion, it can match a portion of the participants’ contributions.  The Company’s matching contribution was $20,527 for 2006.

Note H

Concentrations

For the year ended December 31, 2006, approximately 14% of revenue was provided by one customer.  There were no accounts receivable concentrations at December 31, 2006.

Note I

Capitalization

Capital Stock

At December 31, 2006, the Company has 20,000,000 shares of common stock authorized.  This is made up of 10,000,000 shares of Series A voting stock and 10,000,000 shares of Series B non-voting stock.  At December 31, 2006, there were 8,306,000 shares of Series A and 4,157,413 of Series B issued.  Of those amounts, 6,759,000 shares of Series A and 4,103,626 shares of Series B stock were outstanding at December 31, 2006.  The Company has authorized 10,000,000 preferred shares, and no shares are issued and outstanding at December 31, 2006.

159,264 shares of Series B Common Stock were issued to an existing shareholder for services rendered during 2006.  The value of these shares was $4,587, and was charged to salary expense in the accompanying statement of income.

Treasury Stock

During 2006, the Company acquired 395,085 shares of Series A Common Stock and 763,969 shares of Series B Common Stock at a total cost of $220,000 and has recorded the purchase of the Treasury Stock at the Company’s acquisition cost.  The California Corporations Code does not recognize treasury stock as a legally binding security with rights and privileges; however, the Company’s acquisition of treasury stock during the year ended December 31, 2006 has been reflected on the accompanying balance sheet as a separate line item in stockholders’ equity to reflect its impact on the Company’s equity.

Note J

Provision for Income Taxes

The 2006 provision for income taxes consists of the following:

Current tax expense	$23,733
Deferred tax benefit	(13,000)

Provision for income taxes	$10,733

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  At December 31, 2006, deferred tax assets amounted to approximately $32,000 and relate primarily to the temporary timing differences for accounts payable and deferred revenue.  At December 31, 2006, deferred tax liabilities amounted to approximately $91,000; of which $21,000 relates to the difference between the book and tax basis of property and equipment and $70,000 relates to the temporary timing differences for accounts receivable and prepaid expenses.

Note K

Subsequent Events

Effective November 1, 2007, the Company was acquired by Ebix, Inc.  The deal involved upfront cash payments of $11.25 million to the Company’s shareholders plus a potential earn-out cash payment of up to $1.35 million paid 12 months from the date of acquisition, if specific revenue targets are achieved. Ebix primarily funded this transaction through internal sources using its own cash reserves.  No Ebix shares were issued in the transaction.

Note L

Supplemental Disclosures of Cash Flow Information

Interest and Income Taxes Paid

Cash paid for interest and income taxes during for the year ending December 31, 2006, is as follows:

Cash paid for interest	$18,859

Cash paid for income taxes	$3,470

Non-cash Transactions

During 2006, the Company entered into an agreement to repurchase the stock of a previous stockholder for $220,000, of which $120,000 was paid during 2006 and a note was issued for $100,000.

During 2006, the Company issued shares of common stock with a taxable value of $4,587.

Note M

Prior Period Adjustment

During the period ended December 31, 2006, the Company discovered omissions made in prior periods. Deferred income taxes were not recorded for the year ending December 31, 2005. The amount of deferred income tax liability was increased by $72,000. This resulted in a decrease to Retained Earnings of $72,000.

The 2006 financial statements also reflect a prior period adjustment for the repurchase treasury stock made in prior years. When the repurchases were made the transaction was incorrectly posted to retained earnings instead of treasury stock.  The adjustment increased beginning retained earnings by $109,152.